Exhibit 8.1

LIST OF OCEAN RIG SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
Drill Rigs Holdings Inc.	Marshall Islands
Ocean Rig 1 Shareholders Inc.	Marshall Islands
Ocean Rig 1 Inc.	Marshall Islands
Ocean Rig 1 Greenland Operations Inc.	Marshall Islands
Ocean Rig Falkland Operations Inc.	Marshall Islands
Ocean Rig West Africa Operations Inc.	Marshall Islands
Ocean Rig 2 Shareholders Inc.	Marshall Islands
Ocean Rig 2 Inc.	Marshall Islands
Drill Rigs Operations Inc.	Marshall Islands
Ocean Rig EG Operations Inc.	Marshall Islands
Ocean Rig Norway Operations Inc.	Marshall Islands
Ocean Rig Liberia Operations Inc.	Marshall Islands
Ocean Rig Ireland Operations Inc.	Marshall Islands
Drillships Holdings Inc.	Marshall Islands
Drillship Hydra Shareholders Inc.	Marshall Islands
Drillship Hydra Owners Inc.	Marshall Islands
Ocean Rig Corcovado Greenland Operations Inc.	Marshall Islands
Drillship Paros Shareholders Inc.	Marshall Islands
Drillship Paros Owners Inc.	Marshall Islands
Drillships Holdings Operations Inc.	Marshall Islands
Ocean Rig Angola Operations Inc.	Marshall Islands
Ocean Rig Gabon Operations Inc.	Marshall Islands
Drillships Investment Inc.	Marshall Islands
Kithira Shareholders Inc.	Marshall Islands
Drillship Kithira Owners Inc.	Marshall Islands
Ocean Rig Poseidon Operations Inc.	Marshall Islands
Skopelos Shareholders Inc.	Marshall Islands
Drillship Skopelos Owners Inc.	Marshall Islands
Drillships Investment Operations Inc.	Marshall Islands
Ocean Rig Namibia Operations Inc.	Marshall Islands
Ocean Rig Cuanza Operations Inc.	Marshall Islands
Drillships Ocean Ventures Inc.	Marshall Islands
Drillship Skiathos Shareholders Inc.	Marshall Islands
Drillship Skiathos Owners Inc.	Marshall Islands
Drillship Skyros Shareholders Inc.	Marshall Islands
Drillship Skyros Owners Inc.	Marshall Islands
Drillship Kythnos Shareholders Inc.	Marshall Islands
Drillship Kythnos Owners Inc.	Marshall Islands
Drillships Ocean Ventures Operations Inc.	Marshall Islands
Ocean Rig Cunene Operations Inc.	Marshall Islands
Ocean Rig Cubango Operations Inc.	Marshall Islands
Ocean Rig Operations Inc.	Marshall Islands
Ireland Drilling Crew Inc.	Marshall Islands
Drillships Financing Holding Inc.	Marshall Islands
Alley Finance Co.	Marshall Islands

Algarve Finance Ltd	Marshall Islands
Ocean Rig Global Chartering Inc.	Marshall Islands
Drillship Alonissos Shareholders Inc.	Marshall Islands
Drillship Alonissos Owners Inc.	Marshall Islands
Ocean Rig Management Inc.	Marshall Islands
Eastern Med Consultants Inc.	Marshall Islands
Ocean Rig Spares Inc.	Marshall Islands
Bluesky Shareholders Inc.	Marshall Islands
Bluesky Owners Inc.	Marshall Islands
DrillShip Santorini Owners Inc.	Marshall Islands
DrillShip Santorini Shareholders Inc.	Marshall Islands
Olympia Rig Angola Limitada	Angola
Olympia Rig Angola Holding S.A.	Angola
Ocean Rig Drilling Do Brazil Servicos De Petroleo Ltda.	Brazil
Ocean Rig Do Brazil Servicos De Petroleo Ldta	Brazil
Ocean Rig Rio De Janeiro Servicos De Petroleo Ltda of Brazil	Brazil
Ocean Rig Canada Inc.	Canada
Primelead Limited	Cyprus
Ocean Rig Ghana Limited	Ghana
Ocean Rig Olympia Operations Ghana Limited	Ghana
Ocean Rig Offshore Mianagement Limited	Jersey
Ocean Rig Black Sea Cooperatief U.A.	Netherlands
Ocean Rig Black Sea Operations B.V.	Netherlands
Ocean Rig Drilling Operations Cooperatief U.A.	Netherlands
Ocean Rig Drilling Operations B.V.	Netherlands
Ocean Rig Block 33 Brasil Cooperatief U.A.	Netherlands
Ocean Rig Block 33 Brasil B.V.	Netherlands
Ocean Rig Deepwater Drilling Limited	Nigeria
Ocean Rig North Sea AS	Norway
Ocean Rig AS	Norway
Ocean Rig UK Limited	UK
Ocean Rig Limited	UK
Ocean Rig UDW LLC	United States
Drillships Projects Inc.	Unites States